UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 7, 2016

KELLY SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-1088	38-1510762
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

999 WEST BIG BEAVER ROAD, TROY, MICHIGAN 48084

(Address of Principal Executive Offices)

(Zip Code)

(248) 362-4444

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 7, 2016, Kelly Services, Inc. (the “Company”) issued a press release announcing an agreement with Temp Holdings Co., Ltd. (“Temp Holdings”) to expand their existing North Asia joint venture, TS Kelly Workforce Solutions (formed in 2012), to cover all of Asia and the Pacific. The new joint venture, TS Kelly Asia Pacific, will be headquartered in Singapore and is expected to be the largest workforce solutions company in the Asia Pacific region.

Temp Holdings will continue to own 51 percent of the expanded joint venture, with the Company owning the remaining 49 percent. TS Kelly Asia Pacific will have nearly 1,600 employees and will operate in Australia, China, Hong Kong, India, Indonesia, Malaysia, New Zealand, Singapore, South Korea, Taiwan, Thailand and Vietnam. The Company will retain ownership of the Asia Pacific operations of its outsourcing and consulting group, KellyOCG®.

Completion of the transaction, which is subject to customary closing conditions, is expected to occur during the second quarter of 2016.

A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated April 7, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KELLY SERVICES, INC.

Date: April 11, 2016	/s/ Peter W. Quigley
Peter W. Quigley
Senior Vice President, General Counsel
and Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 7, 2016